EXHIBIT 99.1
Black Rifle Coffee Company Regains Compliance with NYSE Minimum Share Price Requirement

SALT LAKE CITY, Utah, June 2, 2026 — Black Rifle Coffee Company (NYSE: BRCC) (the “Company”), a Veteran-founded, mission-driven premium coffee company, today announced that it has received written notification from the New York Stock Exchange (“NYSE”) confirming that the Company has regained compliance with the NYSE continued listing standard for minimum share price set forth in Section 802.01C of the NYSE Listed Company Manual.

As previously disclosed, on February 11, 2026, the Company received notice from the NYSE that it was not in compliance with Section 802.01C because the average closing price of the Company’s Class A common stock was less than $1.00 per share over the consecutive 30 trading-day period ended on February 11, 2026.

On June 1, 2026, the NYSE notified the Company that, as of May 29, 2026, the Company had regained compliance with the minimum share price requirement because the Company’s Class A common stock had a closing share price of at least $1.00 on May 29, 2026, the last trading day of the month, and maintained an average closing share price of at least $1.00 over the 30 trading-day period ended May 29, 2026. Accordingly, the Company is no longer considered to be below the minimum share price listing standard.

The Company regained compliance within the prescribed time through recent stock performance and without effecting a reverse stock split, which had been approved by its stockholders on May 28, 2026. The Company remains focused on disciplined execution, profitable growth, operating efficiency, and continuing to build long-term shareholder value.

The Company’s Class A common stock will continue to be listed and traded on the NYSE, subject to its continued compliance with all applicable NYSE listing standards.

About Black Rifle Coffee Company

Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops its explosive coffee roast profiles with the same mission focus learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders, and the American way of life.

To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about the Company that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s ability to continue to build long-term shareholder value and the Company’s ability to continue to comply with all applicable listing standards of the NYSE, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “continue,” “can,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: the Company’s ability to continue to comply with the NYSE listing standards and to maintain the listing of the Company’s Class A common stock, and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company and speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

For inquiries regarding Black Rifle Coffee Company, please contact:

Investors: IR@blackriflecoffee.com

Press: press@blackriflecoffee.com